EXHIBIT 1

                                    AGREEMENT

        Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Schedule 13D to which this Agreement is attached as Exhibit 1 is filed on behalf of each of us. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.


Dated:  September 3, 2002       OCCIDENTAL PETROLEUM CORPORATION


                                By: /s/ J. R. HAVERT
                                    --------------------------------------------
                                    Name:   J. R. Havert
                                    Title:  Vice President and Treasurer


                                OCCIDENTAL PETROLEUM INVESTMENT CO.


                                By: /s/ J. R. HAVERT
                                    --------------------------------------------
                                    Name:   J. R. Havert
                                    Title:  Vice President and Treasurer


                                OCCIDENTAL CHEMICAL HOLDING CORPORATION


                                By: /s/ J. R. HAVERT
                                    --------------------------------------------
                                    Name:   J. R. Havert
                                    Title:  Vice President and Treasurer


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